Exhibit 10.7

TVAX BIOMEDICAL, INC.

FORM OF

AMENDED AND RESTATED

RESTRICTED STOCK AGREEMENT

THIS AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT, effective [                    ],[            ] (the “Date of Grant”), is made by and between TVAX BIOMEDICAL, INC., a Delaware corporation (the “Company”), [            ], an employee of the Company (“Grantee”).

WHEREAS, on July 15, 2011, the Company and Grantee entered into a Restricted Stock Agreement (the “Original RSA”), pursuant to which the Company issued Grantee [            ] shares of the Company’s Junior Common Stock (“Restricted Junior Common Stock”) subject to certain restrictions, limitations, and vesting requirements;

WHEREAS, the Compensation Committee of the Company has consented to the exchange of each share of Junior Common Stock for 0.95 shares of Ordinary Common Stock, provided that all restrictions and vesting requirements applicable to any shares of Junior Common Stock shall remain in full effect and apply to shares of Ordinary Common Stock issued in exchange thereof;

WHEREAS, the Grantee desires to exchange any and all shares of Restricted Junior Common Stock of the Company for shares of Ordinary Common Stock of the Company; and

WHEREAS, to facilitate the exchange described above, the Company and Grantee desire to enter into this Agreement and replace and terminate the Original RSA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Ordinary Common Stock. In exchange for the Restricted Junior Common Stock, issued pursuant to the Original RSA, the Company hereby grants to Grantee, subject to the terms and conditions of the Certificate of Incorporation of the Company, filed on July 14, 2011 (the “Certificate”) and also subject to the terms and conditions of this Agreement, [            ] Shares of the Company’s Ordinary Common Stock (the “Restricted Shares”).

2. Restrictions on Transfer/Vesting Date. Subject to any exceptions set forth in this Agreement or in the Certificate, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the Vesting Date for such Restricted Shares (defined below). On the Vesting Date, such restriction on transfer shall lapse and the Restricted Stock, if not previously forfeited pursuant to Section 3 below, will become freely transferable under this Agreement and the Certificate, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Grantee. Subject to any exceptions listed in this Agreement or in the Certificate, the “Vesting Date” of the Restricted Shares shall be the earlier of (a) the first anniversary of the closing by the Company of its initial public offering (“Initial Public Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), or (b) the termination or expiration of the equity lock-up applicable to officers and directors of the Company.

3. Forfeiture Prior to Vesting. Unless otherwise provided below, if the closing of the Initial Public Offering has not occurred prior to the close of business on September 30, 2012, or if Grantee’s employment with the Company or any of its Affiliates is terminated prior to the Vesting Date, Grantee will thereupon immediately forfeit any and all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Grantee shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Affiliates (or between Affiliates) does not constitute a termination of Grantee’s position as an Employee. If Grantee’s position as an Employee with the Company or any of its Affiliates is terminated by the Company or any of its Affiliates prior to the Vesting Date due to Grantee’s death or Disability, all restrictions on the Restricted Shares will lapse and cease to be effective, as of the date of Grantee’s termination as an Employee. “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 180 days, as determined by the Compensation Committee of the Board of Directors of the Company or, if there is no such Compensation Committee, the non-employee disinterested members of the Board of Directors.

4. Delivery of Shares. The Restricted Shares shall be held in book entry form by the Company until the Vesting Date. Upon the Vesting Date, unless the Restricted Shares have been previously forfeited by the Grantee pursuant to Section 3, the Company shall either cause a share certificate to be delivered to Grantee with respect to such Shares, free of all restrictions hereunder, or cause all of the Restricted Shares held in book entry form to no longer be marked as restricted, pursuant to this Agreement. Any share certificate issued pursuant to this Section 4 shall contain the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

5. Dividends and Voting

Grantee is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Grantee, provided that any such dividends paid in cash are to be held in escrow by the Company and, such cash dividends and distributions are to be subject to the same rights, restrictions on transfer and conditions regarding vesting and forfeiture as the Restricted Shares with respect to which such dividends or distributions are paid at the time of payment, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs on or after the Date of Grant hereunder and prior to any transfer or forfeiture of such Restricted Shares. In the event of forfeiture by Grantee of any or all of the Restricted Shares or any of the equity securities distributed to Grantee with respect thereto, Grantee shall also forfeit all cash dividends held in escrow and relating to the underlying forfeited Restricted Shares and must return to the Company any distributions previously paid to Grantee with respect to such Restricted Shares.

6. Representations, Warranties, Covenants, and Acknowledgments of Grantee. Grantee hereby represents, warrants, covenants, acknowledges and agrees as follows:

(a) Investment. Grantee is holding the Restricted Shares for Grantee’s own account, and not for the account of any other person. Grantee is holding the Restricted Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Business Experience. Grantee is capable of evaluating the merits and risks of the Grantee’s investment in the Company evidenced by the Restricted Shares.

(c) Relation of Company. Grantee has served as an employee of the Company and in such capacity has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

(d) Access to Information. Grantee has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company. Grantee has had access to such financial and other information as is necessary for Grantee to make a fully-informed decision as to investment in the Company by way of owning the Restricted Shares and has had the opportunity to obtain any additional information necessary to verify any of such information to which Grantee has had access.

(e) Speculative Investment. Grantee acknowledges that an investment in the Company represented by the Restricted Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part.

(f) Registration. Grantee may bear the economic risk of investment for an indefinite period of time because the issuance of the Restricted Shares to the Grantee has not been, and is not expected to be, registered under the Securities Act, and the Restricted Shares cannot be transferred by Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Restricted Shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act will be available.

(g) Public Trading. The Restricted Shares are not presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(h) Tax Advice. The Company has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement, and Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

(i) Market Standoff. Grantee and the Company shall execute as of the date hereof a Market Standoff Agreement attached hereto as Exhibit A, pursuant to which Grantee shall agree that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company, Grantee shall not sell or dispose of the Restricted Shares for a period of 180 days following the effective date of a registration statement filed under the Securities Act. Grantee acknowledges that the restrictions imposed by the Market Standoff Agreement are in addition to any restriction imposed in the Certificate.

7. Government Regulations. This Agreement and the grant of the Restricted Shares shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals which may be required by regulatory or governmental agencies.

8. Withholding Taxes. The Company’s obligation to issue the Restricted Shares shall be subject to Grantee’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, arising out of the grant of the Restricted Shares. To the extent Grantee fails to satisfy the above withholding obligation, the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Grantee, any such withholding taxes.

9. No Other Rights Created. Neither this Agreement nor the Restricted Shares herein granted shall constitute an employment or consulting agreement, nor shall they confer upon Grantee any right to remain as an employee, officer, director or consultant of the Company. Grantee shall remain subject to termination of Grantee’s relationship with the Company to the same extent as though this Agreement did not exist.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware by Delaware residents.

11. Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 6 shall survive the execution and delivery of this Agreement (and the issuance of the Restricted Shares).

12. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Grantee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

TVAX Biomedical, Inc.

8006 Reeder Street

Lenexa, KS 66214

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee’s last known address as shown on the Company’s books. Notices and communications shall be mailed by certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Further, copies of signed documents sent by facsimile or electronic mail shall be treated as originals.

14. Successors and Assigns. Subject to the limitations on transfer set forth in this Agreement and the Certificate, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

15. Miscellaneous. This Agreement contains a complete statement of all of the agreements and arrangements between the parties with respect to its subject matter, and supersedes all prior agreements between the parties on this subject matter, including without limitation the Profits Units Agreement which is hereby terminated and replaced. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, to be effective as of the day and year first above written.

TVAX BIOMEDICAL, INC.

By:
Name:
Title:

Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

GRANTEE:

Signed Name:
Printed Name:

MARKET STANDOFF AGREEMENT

THIS MARKET STANDOFF AGREEMENT (the “Agreement’) is made and entered into as of [            ],[            ], between TVAX BIOMEDICAL, INC., a Delaware limited liability company, and any successor to the business of the Company (in either case, the “Company”), and [            ] (the “Grantee”).

THE PARTIES AGREE AS FOLLOWS:

1. Market Standoff. Grantee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Act”), Grantee shall not directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any Restricted Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

2. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware by Delaware residents.

4. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Grantee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

TVAX Biomedical, Inc.

8006 Reeder Street

Lenexa, KS 66214

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee’s last known address as shown on the Company’s books.

Notices and communications shall be mailed by certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Further, copies of signed documents sent by facsimile or electronic mail shall be treated as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TVAX BIOMEDICAL, INC.

By:
Name:
Title:

Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

GRANTEE:

Signed Name:
Printed Name: